Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated November 18, 2010, on the financial statements of Apps Genius Corp for the year ended December 31, 2009 and for the period from December 17, 2009 (Inception) to December 31, 2009, included herein on the registration statement of Apps Genius Corp on Form S-1 Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 30, 2010